As filed with the Securities and Exchange Commission on December 19,  2017

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PERCEPTRON, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan38-2381442

(State or Other Jurisdiction of                               (I.R.S. Employer

Incorporation or Organization)                            Identification No.)

47827 Halyard Drive

Plymouth, Michigan 48170

(734) 414-6100

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Perceptron, Inc.

First Amended and Restated 2004 Stock Incentive Plan

(Full Title of the Plan)

David L. Watza,  President, Chief Executive Officer, Chief Financial Officer

Perceptron, Inc.

47827 Halyard Drive, Plymouth, Michigan 48170

(734) 414-6100

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Thomas S. Vaughn, Esq.

Dykema Gossett PLLC

400 Renaissance Center

Detroit, Michigan 48243

(313)568-6800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

o be Registered
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $.01 per share	500,000	$9.72	$4,860,000	$605.07

(1)  Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low sale prices for the Common Stock on the Nasdaq Stock Market on December 14, 2017.

(2)  The number of shares may be adjusted to prevent dilution from stock splits, stock dividends and similar transactions.  This Registration Statement shall cover any such additional shares in accordance with Rule 416(a).

2

In accordance with general instruction E to Form S-8, Perceptron, Inc. (the “Company”) hereby incorporates by reference the contents of its Registration Statement on Form S-8, File No. 333-131421, filed on January 31, 2006, registering 600,000 shares of Common Stock of the Company, par value $.01 per share to be issued pursuant to the Company’s First Amended and Restated 2004 Stock Incentive Plan,  the contents of its Registration Statement on Form S-8, File No. 333-163325, filed on November 24, 2009, registering 400,000 shares of Common Stock of the Company, par value $.01 per share to be issued pursuant to the Company’s First Amended and Restated 2004 Stock Incentive Plan and the contents of its Registration Statement on Form S-8, File No. 333-185209, filed on November 30, 2012, registering 400,000 shares of Common Stock of the Company, par value $.01 per share to be issued pursuant to the Company’s First Amended and Restated 2004 Stock Incentive Plan, and the contents of its Registration Statement on Form S-8, File No. 333-195073, filed on April 4, 2014, registering 700,000 shares of Common Stock of the Company, par value $.01 per share to be issued pursuant to the Company’s First Amended and Restated 2004 Stock Incentive Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

The following exhibits are filed with this Registration Statement:

Exhibit Number	Description
4.1	Perceptron, Inc. First Amended and Restated 2004 Stock Incentive Plan is incorporated by reference to Exhibit 10.1 of the Company’s Report on Form 8-K filed October 10, 2008, File No. 000-20206.
4.2

First Amendment to Perceptron, Inc. First Amended and Restated 2004 Stock Incentive Plan is incorporated by reference to Exhibit 10.2 of the Company’s Report on Form 8-K filed October 10, 2008, File No. 000-20206.

4.3

Second Amendment to Perceptron, Inc. First Amended and Restated 2004 Stock Incentive Plan is incorporated by reference to Exhibit 10.39 of the Company’s Report on Form 10-Q filed February 13, 2012, File No. 000-20206.

4.4

Third Amendment to Perceptron, Inc. First Amended and Restated 2004 Stock Incentive Plan dated as of August 27, 2013 is incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed August 30, 2013, File No. 000-20206.

4.5

Fourth Amendment to Perceptron, Inc. First Amended and Restated 2004 Stock Incentive Plan dated as of September 25, 2017 is incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed September 29, 2017, File No. 000-20206.

4.6

Fifth Amendment to Perceptron, Inc. First Amended and Restated 2004 Stock Incentive Plan dated as of September 25, 2017 is incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed September 29, 2017, File No. 000-20206.

4.7

First Amended and Restated Rights Agreement, dated as of August 20, 2015 between Perceptron, Inc. and American Stock Transfer & Trust Company, LLC is incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed on August 24, 2015, File No. 000-20206.

4.8

Form of Non-Qualified Stock Option Agreement Terms — Board of Directors under the Perceptron, Inc. 2004 Stock Incentive Plan is incorporated by reference to Exhibit 10.1 of the Company’s Report on Form 8-K filed August 10, 2006, File No. 000-20206.

4.9

Form of the Restricted Stock Award Agreement for Team Members under the Perceptron, Inc. First Amended and Restated 2004 Incentive Plan is incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed August 30, 2013, File No. 000-20206.

4.10

Form of the Restricted Stock Award Agreement for Non-Employee Directors under the Perceptron, Inc. First Amended and Restated 2004 Incentive Plan is incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed August 30, 2013, File No. 000-20206.

4.11

Form of Restricted Stock Award Agreement for Team Members under the Perceptron, Inc. First Amended and Restated 2004 Stock Incentive Plan (One Year Vesting) is incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed on October 17, 2014, File No. 000-20206.

4.12

Form of Restricted Stock Award Agreement for Team Members under the Perceptron, Inc. First Amended and Restated 2004 Stock Incentive Plan (Three Year Graded Vesting) is incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed on October 17, 2014, File No. 000-20206.

4.13

Form of Restricted Stock Unit Award Agreement for Team Members under the Perceptron, Inc. First Amended and Restated 2004 Stock Incentive Plan (One Year Vesting) is incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed on October 17, 2014, File No. 000-20206.

4.14

Form of Restricted Stock Unit Award Agreement for Team Members under the Perceptron, Inc. First Amended and Restated 2004 Stock Incentive Plan (Three Year Graded Vesting) is incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K filed on October 17, 2014, File No. 000-20206.

4.15

Form of Restricted Stock Unit Award Agreement for Non-Employee Directors under the Perceptron, Inc. First Amended and Restated 2004 Stock Incentive Plan (One Year Vesting) is incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K filed on October 17, 2014, File No. 000-20206.

4.16

Form of Non-Qualified Stock Option Agreement Terms for Officers under the Perceptron, Inc. 2004 Stock Incentive Plan is incorporated by reference to Exhibit 10.52 of the Company’s Report on Form 10-Q for the Quarter Ended December 31, 2014, File No. 000-20206.

4.17

Form of Non-Qualified Stock Option Agreement Terms – Board of Directors under the Perceptron, Inc. 2004 Stock Incentive Plan is incorporated by reference to Exhibit 10.45 of the Company’s Report on Form 10-Q for the Quarter Ended December 31, 2015, File No. 000-20206.

4.18

Form of the Restricted Stock Unit Award Agreement (Three Year Graded Vesting) for Team Members under the Perceptron, Inc. First Amended and Restated 2004 Stock Incentive Plans incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed September 29, 2017, File No. 000-20206.

4.19

Form of the Performance Share Unit Award Agreement for Team Members (Three Year Performance Vesting) under the Perceptron, Inc. First Amended and Restated 2004 Stock Incentive Plans incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K filed September 29, 2017, File No. 000-20206.

4.20

Form of Non-Qualified Stock Option Agreement Terms – Officer under the Perceptron, Inc. First Amended and Restated 2004 Stock Incentive Plans incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K filed September 29, 2017, File No. 000-20206.

5.1	Opinion of Dykema Gossett PLLC.
23.1	Consent of BDO USA, LLP.
23.3	Consent of Dykema Gossett PLLC (contained in Exhibit 5.1).
24.1	Power of Attorney (contained on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Plymouth, state of Michigan on this 19th day of December, 2017.

PERCEPTRON, INC.

By:    /s/ David L. Watza

David L. Watza

Its:  President, Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints David L. Watza and Michelle O. Wright, and each of them acting alone, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement filed by Perceptron, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, under the Securities Act of 1933, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ David L. Watza	President, Chief Executive Officer and Chief Financial Officer	December 19, 2017
David L. Watza	(Principal Executive and Financial Officer)

/s/ Michelle O. Wright	Corporate Controller and Chief Accounting Officer	December 19, 2017
Michelle O. Wright	(Principal Accounting Officer)

/s/ W. Richard Marz	Chairman of the Board	December 19, 2017
W. Richard Marz

/s/ John F. Bryant	Director	December 19, 2017
John F. Bryant

/s/ C. Richard Neely, Jr.	Director	December 19, 2017
C. Richard Neely, Jr.

/s/ Robert S. Oswald	Director	December 19, 2017
Robert S. Oswald

/s/ James A. Ratigan	Director	December 19, 2017
James A. Ratigan

/s/ Terryll R. Smith	Director	December 19, 2017
Terryll R. Smith

/s/ William C. Taylor	Director	December 19, 2017
William C. Taylor